Exhibit 99.1

       MicroStrategy Fails Again in Unfounded Litigation Against Actuate;
           Actuate's June 2003 Trial Court Victory Affirmed on Appeal

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Sept. 20, 2004--Actuate Corporation (Nasdaq:ACTU), the world leader in Enterprise Reporting Applications, today announced that the Virginia State Supreme Court has rejected MicroStrategy's appeal of the June 2003 decision in the case of MicroStrategy, Incorporated v. Li, Xue and Actuate Corporation. The court decision completely closes all avenues for appeal by MicroStrategy in this case and reaffirms the trial court's ruling in favor of Actuate.
    "Since the start of these legal proceedings in 2001, we have known that MicroStrategy's accusations were totally without merit," said Bill Garvey, Actuate's vice-president and general counsel. "We are extremely pleased, but not surprised, with the court's ruling. Unfortunately, MicroStrategy has established a notorious track record of using unfounded litigation for what I believe to be anti-competitive reasons against numerous companies within the business intelligence space. Actuate believes that true competition needs to occur in the marketplace, not in the courtroom."
    "In my view, MicroStrategy's legal antics during the past few years have been desperate attempts to disrupt the normal course of business," said Pete Cittadini, CEO and president of Actuate Corporation. "These attempts have now ultimately failed and I believe that they represent a misguided abuse of the legal system and a total waste of resources that would have been better spent in competing the right way, in the marketplace."
    The court's opinion can be viewed at
http://www.courts.state.va.us/opinions/opnscvwp/1032239.pdf.
    Actuate Corporation was represented in these proceedings by the Washington, D.C. office of Sonnenschein Nath & Rosenthal.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has 2,900 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    The statements contained in this release that are not purely historical are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate assumes no obligation to update any such forward-looking statements. Actual results could differ materially from Actuate's current expectations.

    Copyright(C) 2004 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.


    CONTACT: Actuate Corporation
             Leena Bengani, 650-837-4837
             lbengani@actuate.com